SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the registrant ☑
Filed by a party other than the registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☑	Definitive additional materials

☐	Soliciting material pursuant to §240.14a-12
NETAPP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On March 23, 2009, NetApp, Inc. (the “Company”) filed a Definitive Proxy Statement for a Special Meeting of Stockholders to be held on April 21, 2009 (the “Proxy Statement”), which, among other things, contains a proposal to be submitted to the Company’s stockholders to approve a one-time option exchange program (the “Option Exchange Program”) pursuant to which employees of the Company (excluding executives and directors) who hold certain options to purchase shares of the Company’s common stock (such options, “eligible options”) will be given the opportunity to exchange such eligible options for restricted stock units.
The attached additional soliciting materials were disseminated by the Company on the afternoon of April 14, 2009 in connection with the proposed Option Exchange Program.
Important Additional Information
As noted above, the Company filed the Proxy Statement with the Securities and Exchange Commission (the “SEC”) on March 23, 2009 in connection with the proposed Option Exchange Program. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY THE COMPANY WITH THE SEC BECAUSE SUCH MATERIALS CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Proxy Statement and other materials filed by the Company with the SEC at the SEC’s website at www.sec.gov or by contacting the Compensation Group at NetApp, Inc., 495 East Java Dr., Sunnyvale, CA 94089.

From: Warmenhoven, Dan
Sent: Tuesday, April 14, 2009 2:03 PM
To: c-dl-employees
Subject: Proxy Voting
Importance: High
     Three weeks ago I sent an email to all employees regarding a proxy statement and special stockholder meeting scheduled for April 21, 2009.  The proxy asks NTAP stockholders to approve a one-time, voluntary employee stock option exchange program.
     If you are an NTAP stockholder, then please note the following:
•	you should have received the stockholder meeting notice and proxy statement along with instructions for voting your shares.

•	if you have not already done so, please vote your shares as soon as possible. The NetApp Board of Directors recommends a “yes” vote on this proposal.

•	if you have not received your meeting notice and instructions for voting, you should contact your broker and ask them to obtain your 12 digit control number from Broadridge. Once you have received your control number you can vote your shares at www.proxyvote.com. You may also contact Billie Fagenstrom with any questions at billief@netapp.com
     Information about the proposal can be found in the proxy statement, which is available on the NetApp website at http://investors.netapp.com/secfiling.cfm?filingID=950134-09-5840.  The proxy statement and other materials filed with the SEC are available on the NetApp website at http://investors.netapp.com/sec.cfm and on the SEC’s website at www.sec.gov.
     Dan

     Note:  NetApp stockholders should read the proxy statement materials carefully before making any voting decision regarding the option exchange program, because it contains important information about the proposal.  The option exchange program described in the proxy statement has not yet commenced.  If the proposal is approved by the stockholders and the exchange is implemented, we will provide option holders who are eligible to participate in the exchange program with written materials explaining the precise terms and timing of the exchange program at the time the exchange program begins.  Persons who are eligible to participate in the exchange program should read these written materials carefully when they become available because they will contain important information about the program.   At the time the exchange program begins we will also file these written materials as part of a tender offer statement with the Securities and Exchange Commission.  Our stockholders and option holders will be able to obtain the written materials described above and other documents we file with the Securities and Exchange Commission free of charge at www.sec.gov.   Persons eligible to participate in the exchange will also be able to obtain a written copy of the tender offer documents free of charge, when they become available, by contacting the Stock Administration Department at NetApp, Inc., 495 East Java Dr., Sunnyvale, CA  94089.